Exhibit 99.1

Molecular Probes, Inc. and
Subsidiaries

Consolidated Financial Statements
September 30, 2002

Report of Independent Accountants

To the Shareholders of
Molecular Probes, Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Molecular Probes, Inc. and its subsidiaries (the “Company”) at September 30, 2002, and the results of their operations and their cash flows for the year ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

November 8, 2002
Portland, Oregon

Molecular Probes, Inc. and Subsidiaries

Consolidated Balance Sheet
September 30, 2002

Assets
Current assets
Cash and cash equivalents	$2,551,180
Marketable securities	7,797,159
Accounts receivable	5,262,797
Inventories	4,195,093
Current portion of related party note receivable	838,882
Prepaid expenses and deposits	720,143
Income taxes receivable	1,085,554

Total current assets	22,450,808
Property and equipment, net	14,429,915
Deferred income taxes	570,146

Total assets	$37,450,869

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$3,201,685
Accrued expenses	2,396,576
Deferred revenue	64,444
Current portion of capital lease obligation	226,962
Deferred income taxes	30,689

Total current liabilities	5,920,356
Capital lease obligation, net of current portion	9,795,386

Total liabilities	15,715,742

Commitments and contingencies
Shareholders’ equity
Preferred stock, $0.001 par value; 40,000,000 shares authorized, 37,234,300 shares issued and outstanding (liquidation preference of $68,883,455)	37,234
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,234,300 shares issued and outstanding	37,234
Additional paid-in capital	29,849
Retained earnings	21,639,315
Accumulated other comprehensive loss	(8,505)

Total shareholders’ equity	21,735,127

Total liabilities and shareholders’ equity	$37,450,869

The accompanying notes are an integral part of the consolidated financial statements.

Molecular Probes, Inc. and Subsidiaries

Consolidated Statement of Income
For the Year Ended September 30, 2002

Revenues
Product sales	$52,738,772
License fees and royalty income	1,330,691
Research grant and contract income	379,747

54,449,210

Expenses
Cost of revenues	10,668,261
Research and development	7,102,642
General and administrative	9,600,415
Sales and marketing	6,009,829

33,381,147

Operating income	21,068,063
Charitable contributions	(1,227,481)
Gains on marketable securities	(2,481,797)
Interest income	251,276
Interest expense	(992,557)
Other income, net	36,689

Income before income taxes	16,654,193
Provision for income taxes	6,246,996

Net income	$10,407,197

The accompanying notes are an integral part of the consolidated financial statements.

Molecular Probes, Inc. and Subsidiaries

Consolidated Statement of Changes in Shareholders’ Equity
For the Year Ended September 30, 2002

							Accumulated
							Other
							Compre-	Total
	Preferred Stock		Common Stock		Additional		hensive	Compre-
					Paid-In	Retained	Income	hensive
	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Income

Balances at September 30, 2001	—	$—	74,406,120	$93,844	$—	$24,232,118	$(1,510,049)
Exercise of stock options	—	—	62,480	10,473	—	—	—
Dividends paid	—	—	—	—	—	(13,000,000)	—
Recapitalization of common stock to preferred stock	37,234,300	37,234	(37,234,300)	(67,083)	29,849	—	—
Comprehensive income
Net income	—	—	—	—	—	10,407,197	—	$10,407,197
Other comprehensive income
Unrealized loss previously recognized in other comprehensive income (loss) which was recognized in net income, net of tax of $871,138 (Note 3)	—	—	—	—	—	—	1,397,452	1,397,452
Unrealized loss on available-for-sale securities, net of tax of $134,786	—	—	—	—	—	—	(216,219)	(216,219)
Unrealized gain on foreign currency translation, net of tax of $199,674	—	—	—	—	—	—	320,311	320,311

Balances at September 30, 2002	37,234,300	$37,234	37,234,300	$37,234	$29,849	$21,639,315	$(8,505)	$11,908,741

The accompanying notes are an integral part of the consolidated financial statements.

Molecular Probes, Inc. and Subsidiaries

Consolidated Statement of Cash Flows
For the Year Ended September 30, 2002

Cash flows from operating activities
Net income	$10,407,197
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,192,784
Impairment loss on available-for-sale securities	2,564,954
Loss on disposal of assets	48,208
Realized gain on available-for-sale securities	(80,883)
Realized gain on held-to-maturity securities	(80,198)
Deferred income taxes	(391,270)
Change in operating assets and liabilities
Accounts receivable	(1,189,662)
Inventories	(890,774)
Prepaid expenses and deposits	(268,258)
Income taxes receivable	(199,214)
Accounts payable	2,395,556
Accrued expenses	1,165,566
Deferred revenue	(59,796)

Net cash provided by operating activities	15,614,210

Cash flows from investing activities
Payments on related party note receivable	1,125,122
Capital expenditures	(2,276,071)
Proceeds from sale of property and equipment	81,852
Available-for-sale securities
Purchases	(444,193)
Maturities	443,674
Held-to-maturity securities
Purchases	(6,350,000)
Maturities	5,380,198
Other assets	80,415

Net cash used in investing activities	(1,959,003)

Cash flows from financing activities
Exercise of stock options	10,473
Payments of dividends	(13,000,000)
Payments on capital lease obligation	(205,839)

Net cash used in financing activities	(13,195,366)

Effect of exchange rate changes	519,986

Net increase in cash and cash equivalents	979,827
Cash and cash equivalents at beginning of year	1,571,353

Cash and cash equivalents at end of year	$2,551,180

Supplemental disclosure of cash flow information
Cash paid for interest	$944,161

Cash paid for taxes	$6,755,000

The accompanying notes are an integral part of the consolidated financial statements.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

1.	Summary of Significant Accounting Policies

Principles of Consolidation and Lines of Business

Molecular Probes, Inc. (the “Company”) develops and markets fluorescent dyes and research chemicals for use in scientific research.

The consolidated financial statements include the accounts of Molecular Probes, Inc. and its wholly owned subsidiary, Molecular Probes Europe (“MPE”). MPE was formed in 1995 to coordinate the Company’s European sales and administrative functions. All intercompany transactions and accounts are eliminated in consolidation. On July 23, 2002, the Company dissolved its wholly owned subsidiary, Molecular Probes Export Corp. (“MPEC”). MPEC was formed in October 1992 to facilitate the Company’s international sales efforts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management is continually evaluating and updating these estimates and it is reasonably possible that these estimates will change in the near future. Management believes that the estimates are reasonable.

Fair Value of Financial Assets and Liabilities

The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to the current market rates of interest for instruments of a similar nature and degree of risk. Cash and cash equivalents approximate fair value as reported in the consolidated balance sheet. The fair value of the Company’s capital lease obligation approximates the carrying value based on floating interest rates. Marketable securities are valued depending on their classification (see below). The Company records all other financial instruments, including accounts receivable, accounts payable and accrued liabilities, at cost, which approximates fair value due to the relatively short maturities of these instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, marketable securities (see below) and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts, which at times exceed federally insured limits. The Company has not experienced any losses on these accounts.

The Company sells its products domestically and internationally to researchers in universities, hospitals, research institutions and private industry. The Company performs ongoing credit evaluations of its customers and does not require collateral. Trade receivables are generally due in 30 days. No provision for uncollectible receivables has been made, as management believes the amount is not significant. No customer represented 10 percent or more of accounts receivable at September 30, 2002.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of bank demand deposits with a local

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

financial institution, foreign currencies in overseas financial institutions and a money market account with a national brokerage firm.

Marketable Securities

Investments in marketable securities are classified as held-to-maturity, trading or available-for-sale securities based on management’s intent and ability to hold a security to maturity. Management determines the appropriate classification of securities at the time of purchase.

The cost of all investments sold along with the related gains and losses are determined on the specific identification method. Fair value is determined using quoted market prices at the close of business on the date of the Company’s fiscal year end.

Held-to-maturity securities that are acquired with the intent and ability to hold to maturity are carried at amortized cost, which approximates fair value.

Available-for-sale securities, bought with the intent to hold for indefinite periods of time, may be sold in response to movements in market interest rates, changes in the maturity mix of securities held or demand on liquidity. Such securities are carried at fair value. Unrealized gains and losses are excluded from earnings and are included as a component of the accumulated other comprehensive income in shareholders’ equity, net of applicable income taxes, until realized.

Trading securities, bought with the intent to sell in the near term, are carried at fair value. Unrealized gains and losses are included in earnings. The Company had no trading securities at September 30, 2002.

For individual securities classified as either available-for-sale or held-to-maturity, the Company records an impairment loss when it is determined that a decline in the fair value of the security is other than temporary.

Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect the amounts reported as marketable securities.

Inventories

Inventories are stated at the lower of cost or market on a specific identification basis.

Property and Equipment

Property and equipment, including significant improvements thereto, are recorded at cost. The cost of additions and those improvements that increase the capacity or extend the useful lives of the associated assets are capitalized. Repair and maintenance costs are expensed as incurred. The cost of property and equipment is depreciated using accelerated methods over the estimated useful lives of the assets (31.5 to 39 years for buildings and 3 to 7 years for all other property and equipment). Assets under capital lease and leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. Upon retirement or disposition of property and equipment, related gains or losses are recorded in income.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

Impairment of Long-Lived Assets

The Company reviews the carrying value of property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. No impairments were identified or recorded in 2002.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price of the option. The Company accounts for stock options issued to nonemployees in accordance with the provisions of Emerging Issues Task Force Consensus on Issue (“EITF”) No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Compensation expense is recognized over the vesting period of the options or the periods the related services are rendered, as appropriate. There were no stock options issued to nonemployees.

Revenue Recognition

The Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed and determinable and collectibility is reasonably assured.

Persuasive evidence of an arrangement exists – The Company’s business practice requires written or electronic documentation or evidence from a customer to support a sales or licensing arrangement or grant contract.

Delivery has occurred or services have been rendered – Revenue from product sales is recognized in the period the product is shipped. Products are shipped Freight on Board shipping point. Once those terms are met the Company has no continuing obligations or performance criteria requirements. The Company has no “bill and hold” arrangements with customers.

Research and development grant and contract revenues are recognized in accordance with the terms of the related agreements, generally as qualified research activities progress. Payments received for future performances are deferred and recorded as revenue when earned.

License fees are recognized when there is no material continuing performance obligation under the agreement. Up-front payments are deferred and recorded as revenue over the term of the agreement.

Fixed or determinable price – Sales of Company products are at fixed or established sales prices determined prior to the time the products are shipped with no customer cancellation, price protection or termination clauses.

Collectibility is reasonably assured – Based on the Company’s credit management policies it believes collectibility is reasonably assured (1) when product is shipped to a customer; (2) as qualified research activities progress and revenues become billable under research and development grants and contracts; and (3) when there are no continuing performance obligations under licensing arrangements. Based on the Company’s historical experience, no provision for uncollectible accounts and return allowances are necessary at the time revenue is recognized.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

Deferred Revenue

Deferred revenue represents amounts received for licensing agreements and research and development grants for which the earnings process is incomplete.

Shipping and Handling Costs

Shipping and handling income related to sales where the customer pays for shipping is included in net sales. Related shipping and handling costs are included in cost of sales.

Research and Development Costs

All research and development costs are expensed as incurred and are related to developing new products and improving existing products. These costs primarily include salaries, supplies and legal costs related to patents.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $1,430,256 for the year ended September 30, 2002.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Income tax expense is the tax payable for the year and the change during the year in net deferred income tax assets and liabilities. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation

The financial position and results of operations of MPE are measured using the local currency as the functional currency. Balance sheet accounts are translated at the exchange rate in effect at year end. Income statement accounts are translated at the weighted-average exchange rate for the year. Translation gains and losses are recorded in other comprehensive income. Realized transaction gains of $72,877 in 2002 are included in other income.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income and its components. SFAS No. 130 requires companies to report a “comprehensive income” that includes unrealized gains and losses and other items that have been previously excluded from net income or loss and reflected instead in stockholders’ equity. Comprehensive loss for the Company consists of net income and the effect of foreign currency translation adjustments and unrealized loss on marketable securities.

Recent Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible, long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. As required by SFAS No. 143, the Company will adopt this new accounting standard on October 1, 2002. The

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

Company does not expect the adoption of SFAS No. 143 to have any material impact on the consolidated financial statements.

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and specifies the criteria intangible assets acquired in a purchase method business combination must meet to be recognized apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The adoption of SFAS No. 141 and SFAS No. 142 did not have a material impact on the consolidated financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale and impairments of other long-lived assets. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this Statement were effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. Adoption of SFAS No. 144 will not have a significant impact on the Company’s financial condition or results of operations, as the assessment of impairment is largely unchanged from SFAS No. 121.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145, which updates, clarifies and simplifies existing accounting pronouncements, addresses the reporting of debt extinguishments and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company is required to and plans to adopt the provisions of SFAS No. 145 by October 1, 2002. The Company does not expect the adoption of SFAS No. 145 to have any material impact on the consolidated financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Certain Costs Associated with Exit or Disposal Activities. This Standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. This Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company believes that the adoption of SFAS No. 146 will impact the timing of the recognition of costs associated with an exit activity but is not expected to have a material impact on the consolidated financial statements.

In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. FIN No. 45 clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of FIN No. 45 are effective for annual periods ending after December 15, 2002.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor’s year end.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, Amendment of SFAS No. 123. This Statement provides additional transition guidance for those entities that elect to voluntarily adopt the provisions of SFAS No. 123. Furthermore, SFAS No. 148 mandates new disclosures in both interim and year-end consolidated financial statements. The Company will not elect to adopt the recognition provisions of SFAS No. 123, as amended by SFAS No. 148, and therefore this pronouncement will not have a material impact on the consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities (“VIEs”) created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has not identified any VIEs for which it is the primary beneficiary or has significant involvement.

Emerging Issues Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables was issued in March 2003. This Issue addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. Specifically, this Issue addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values (the relative fair value method). In the case where there is only objective and reliable evidence of the fair value of the undelivered items, the residual method should be used to allocate the arrangement consideration. The guidance in this Issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Early application of this consensus is permitted.

In May 2003, the FASB issued, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement requires an issuer to classify the following instruments as liabilities (or assets in some circumstances):

a.	A financial instrument issued in the form of shares that is mandatorily redeemable— that embodies an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur;

b.	A financial instrument, other than an outstanding share, that, at inception, embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets (for example, a forward purchase contract or written put option on the issuer’s equity shares that is to be physically settled or net cash settled); and

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

c.	A financial instrument that embodies an unconditional obligation or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares.

This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. The Company does not believe that the adoption of this Statement will have a material impact on its consolidated financial statements.

2.	Cash and Cash Equivalents

Demand deposits	$116,061
Money market	1,378,208
Foreign institutions — demand deposits	1,056,911

$2,551,180

3.	Marketable Securities

		Unrealized
				Fair
	Cost	Gains	Losses	Value
Available-for-sale
Mutual funds	$580,542	$—	$—	$580,542
Equity securities	1,392,976	47,782	574,141	866,617
Held-to-maturity
Asset-backed securities	6,350,000	—	—	6,350,000

	$8,323,518	$47,782	$574,141	$7,797,159

During the fiscal year ended September 30, 2002, management of the Company made a decision to sell its available-for-sale mutual funds. As the fair value of such available-for-sale mutual funds is less than their cost basis, and management does not believe that the fair value of the securities will recover prior to the expected time of sale, the Company has recognized in earnings for the period ended September 30, 2002 a write-down of $2,564,954 for an other-than-temporary impairment of the value of this investment. As of September 30, 2001, the Company had recorded in other comprehensive income (loss) $1,397,452, net of related income taxes of $871,138, of this amount as an unrealized loss.

The cost of held-to-maturity securities is adjusted for amortization of premiums and accretion of discounts and, thus, represents amortized cost. All of the held-to-maturity securities mature within the ensuing fiscal year. Gross realized gains and losses on the sale of available-for-sale securities were $87,886 and $7,003 in 2002, respectively.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

4.	Accounts Receivable

Receivables consist of the following at September 30:

Trade accounts
Domestic	$3,543,085
International	1,621,456
Contracts	90,758
Interest	3,166
Other	4,332

$5,262,797

5.	Inventories

Inventories consist of the following at September 30:

Work-in-process	$865,628
Finished goods	3,329,465

$4,195,093

6.	Property and Equipment

Property and equipment consists of the following at September 30:

Furniture and equipment	$1,591,436
Computer systems	2,781,689
Laboratory and research equipment	4,977,869
Leasehold improvements	3,219,671
Buildings	10,079,430

22,650,095
Less accumulated depreciation and amortization	(8,220,180)

$14,429,915

Depreciation and amortization expense was $2,192,784 for the year ended September 30, 2002.

7.	Capital Lease Obligation

The Company entered into an agreement on September 29, 2000 to lease facilities from RAM, LLC, a related party, under a sale-leaseback transaction. This lease is classified as a capital lease and the assets are recorded at seller’s net book value for property sold then leased back, and at fair market value for property leased. The capital lease obligation is recorded at the fair market value of the assets.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

The lease agreement, which expires September 30, 2020, calls for monthly payments of $100,000 and contains provisions for periodic increases based on the consumer price index. Commitments for minimum rentals under this lease are as follows:

2003	$1,200,000
2004	1,200,000
2005	1,200,000
2006	1,200,000
2007	1,200,000
Thereafter	15,011,315

Total minimum lease payments	21,011,315
Less amount representing interest	10,988,967

Net present value of minimum lease payments	10,022,348
Less current portion	226,962

Capital lease obligation, net of current portion	$9,795,386

Property and equipment include the following amounts for capitalized leases:
Buildings	$10,072,430
Less accumulated depreciation	(1,104,820)

Net assets under capital lease	$8,967,610

8.	Income Taxes

The components of the net deferred tax assets and liabilities at September 30 are as follows:

Current deferred income tax asset (liability)
Accrued vacation and bonuses	$144,240
Unrealized gain on translation adjustment	(199,675)
Deferred revenue	24,746

Net current deferred income tax liability	$(30,689)

Noncurrent deferred income tax asset (liability)
Catalog	$113,759
Depreciation	(75,411)
Contributions carryover	70,998
Accrued liabilities	460,800

Net noncurrent deferred income tax asset	$570,146

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

Income before provision for income taxes is based on the following:

United States income	$16,716,632
Foreign loss	(62,439)

$16,654,193

The components of the provision for income taxes are as follows:

Current tax expense
Federal	$5,322,578
State	1,127,209
Foreign	188,479

6,638,266
Deferred tax expense	(391,270)

Total provision	$6,246,996

The Company’s effective tax rate differs from the federal statutory rate as follows:

Federal statutory rate	34.0%
State taxes, net of federal benefits	4.2%
Foreign taxes	1.3%
Extraterritorial income exclusion	-2.0%

37.5%

9.	Commitments – Operating Leases

The Company leases operating facilities in The Netherlands under operating leases on a month-to-month basis. Lease expense was $12,000 in 2002.

10.	Employee Benefit Plan

The Company sponsors a 401(k) Savings Plan. The plan covers substantially all employees. Company contributions in excess of employee salary deferrals consist of a standard match based on employee deferrals and a profit sharing component made at the discretion of the Board of Directors. The Company contributed $426,448 in 2002.

11.	Transactions with Related Organizations

The Company contributed $1,200,000 in 2002 to the Haugland Foundation, a private foundation established by the principal stockholders of the Company to support educational, charitable, cultural and scientific activities of various nonprofit organizations.

The Company sold a bioscience building, a storage building and a parcel of land to RAM, LLC, a related entity, on September 29, 2000 for $5,288,000. A promissory note for the purchase price was signed on September 30, 2000, providing for monthly payments of $67,000, including interest at 4.75 percent per annum beginning November 1, 2000. The note is collateralized by all the property owned

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

by RAM, LLC that is occupied by the Company. The outstanding balance of this note receivable at September 30, 2002 was $838,882.

On May 24, 2002, RAM LLC, a related party, entered into a line of credit agreement for the construction of a new facility. The note is collateralized by the new facility and guaranteed by the Company. The outstanding balance at September 30, 2002 under this line of credit was $200,000. The Company intends to enter into a lease agreement with RAM LLC to lease the new facility; however, the lease terms have not yet been negotiated. In addition, RAM LLC purchased a new facility from a third party. The Company intends to lease this facility from RAM LLC also, although, no lease terms have been negotiated.

12.	Incentive Stock Option Plans

1994 Stock Option Plan

The Company has an Incentive Stock Option Plan that provides for the granting of incentive stock options to employees at an exercise price that approximates the fair value, as determined by management, on the date of grant. All authorized, unissued shares are available for grants of options. The options vest over a four-year period and expire five years from date of grant.

			Weighted-
			Average
	Number of	Price Per	Exercise
	Shares	Share	Price
Outstanding at September 30, 2001	93,880	.13-.20	.18
Exercised	(62,480)	.13-.20	.17

Outstanding at September 30, 2002	31,400	$.13-.20	$.20

At September 30, 2002, 150 options were exercisable at exercise prices between $0.13175 and $0.20350 per share. At September 30, 2002, outstanding options had a weighted-average remaining contractual life of approximately 1.14 years.

2001 Stock Option Plan

In January 2001, the Company adopted the 2001 Stock Incentive Plan (the “2001 Plan”) which authorizes the issuance of up to 10,000,000 shares of common stock as incentive stock options to employees, officers, directors, consultants, agents, advisors or independent contractors who provide services to the Company or a related company. The options are issued at an exercise price that approximates the fair value on the date of grant, with a maximum allowed life of ten years. The options generally vest over a five-year period and expire nine years from date of grant.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

				Weighted-
				Average
	Shares	Number of	Range of	Exercise
	Available for	Shares	Exercise Price	Price
	Grant	Outstanding	Per Share	Per Share
Balance at September 30, 2001	8,618,300	1,381,700	1.12-1.12	1.12
Granted	(543,500)	543,500	1.12-1.42	1.16
Forfeited	132,935	(132,935)	1.12-1.42	1.13

Balance at September 30, 2002	8,207,735	1,792,265	1.12-1.42	1.13

A summary of options outstanding and exercisable under the 2001 Plan at September 30, 2002 is as follows:

	Options Outstanding			Options Exercisable

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
Range of Exercise		Life	Price	Number of	Price
Prices Per Share	Options	(In Years)	Per Share	Options	Per Share

$1.12 - $1.12	1,729,665	8.25	$1.12	288,025	$1.12
1.42 - 1.42	62,600	4.18	1.42	62,500	1.42

	1,792,265	8.11	$1.13	350,525	$1.13

2002 Stock Option Plan

On August 23, 2002, the Company adopted the 2002 Stock Incentive Plan that provides for the granting of incentive stock options to employees, officers, directors, consultants, agents, advisors or independent contractors, who provide services to the Company or a related company. The options are issued at an exercise price that approximates the fair value on the date of grant, with a maximum allowed life of ten years. The options vest over a five-year period. The Company reserved 13,492,000 shares of the common stock for issuance under this Plan. At September 30, 2002, there were no options issued or outstanding under this Plan.

FAS 123 Disclosure

The Company adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and thus no compensation cost has been recognized for the Incentive Stock Option Plans. Had compensation cost for the Incentive Stock Option Plans been determined based on the fair value of options at the date of grant consistent with the provisions of SFAS No. 123, the Company’s pro forma net income would have been as follows:

Net income — as reported	$10,407,197
Net income — pro forma	10,278,752

For purposes of the above pro forma information, as outlined in SFAS No. 123, the fair value of each option grant was estimated at the date of grant using the minimum value method and assuming the Company does not intend to pay dividends. The following weighted-average assumptions were used in the calculation of the minimum value method:

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

Risk-free interest rate	4.98%
Expected life (in years)	8.70
Weighted-average fair value at date of grant	$1.15
Weighted-average remaining contractual life (in years)	8.11

13.	Preferred Stock

On August 23, 2002, the Company authorized 40,000,000 shares of preferred stock, in addition to the existing 100,000,000 shares of common stock authorized. The preferred stock is designated as Series A preferred stock with a par value of one tenth of one cent ($0.001) per share. The Company further assigned a par value of one tenth of one cent ($0.001) per share to common stock.

Under the provisions of the Amended and Restated Articles of Incorporation, the holders of Series A preferred stock, have certain rights and preferences.

Dividends

The holders of the Series A preferred stock will be entitled to receive, when and as declared by the Board of Directors, cash dividends at the rate of 8 percent of the original issue price per annum on each outstanding share of preferred stock. Each share has an original issue price of $1.85 per share. Such dividends are noncumulative.

Liquidation Preference

In the event of any liquidation or winding up of the Company, the holders of the Series A preferred stock shall be entitled to receive in preference to the holders of the common stock an amount equal to $1.85 per share plus any declared but unpaid dividends (the liquidation preference). After the payment of the liquidation preference to the holders of the Series A preferred stock, the remaining assets shall be distributed ratably to the holders of the common stock. A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Conversion

The holders of the Series A preferred stock shall have the right to convert the Series A preferred stock, at any time, into shares of common stock. The initial conversion rate shall be 1:1, subject to adjustment.

Automatic Conversion

The Series A preferred stock shall be automatically converted into common stock, at the then applicable conversion price, (i) in the event that the holders of at least 50 percent of the outstanding Series A preferred stock consent to such conversion, or (ii) upon the closing of a firmly underwritten public offering of shares of common stock of the Company for a total offering of not less than $7.5 million (before deduction of underwriters commissions and expenses) (a qualified IPO).

Antidilution Provision

The Series A preferred stock conversion price will be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

Molecular Probes, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2002

Voting Rights

The Series A preferred stock will vote together with the common stock and not as a separate class, except as specifically provided for or as otherwise required by law. Each share of Series A preferred stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such share of Series A preferred stock.

Protective Provisions

For so long as at least 1,000,000 shares of Series A preferred stock remain outstanding, consent of the holders of at least 50 percent of the Series A preferred stock shall be required for any action that (i) adversely alters or changes the rights, preferences or privileges of the Series A preferred stock in a manner different than other classes of stock, or (ii) increases or decreases the authorized number of shares of common stock or preferred stock.

Recapitalization

Upon the requisite approval of the respective plan administrators, all holders of outstanding options under the 2001 Stock Incentive Plan and the 1994 Incentive Stock Option Plan shall be entitled to purchase, upon exercise of their options, 0.5 shares of common stock and 0.5 shares of Series A preferred stock for every 1 share of common stock they are entitled to purchase pursuant to their respective stock option agreements (the adjustment). Other than the adjustment, the stock option agreements shall continue to govern the terms of such outstanding options in all respects.

As of the recapitalization, no further grants shall be made pursuant to the 2001 Stock Incentive Plan.

14.	Contingencies

The Company is party to various claims, disputes, legal actions and other proceedings involving contracts, employment and various other matters. The Company has provided reserves for these matters in an amount such that, in the opinion of management, the outcome of these matters should not have a material adverse effect on the consolidated financial condition of the Company.